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                                                                  Exhibit 10.8


                             CONTRIBUTION AGREEMENT

                  This Contribution Agreement (this "Agreement"), dated as of February 25, 1997, is made by and between On Stage Entertainment, Inc., a Nevada corporation (the "Company"), and John W. Stuart, an individual ("Stuart").

                                    RECITALS

                  WHEREAS, Stuart is the founder of the Company and owns substantially all of the issued and outstanding common stock of the Company.

                  WHEREAS, Stuart is the founder and sole stockholder of Las Vegas/Hawaii Entertainment, Inc., a Nevada corporation ("LVHE").

                  WHEREAS, LVHE owns a 40% membership interest (the "R.B.L.S. Interest") in R.B.L.S., Ltd., a Nevada limited liability company ("R.B.L.S."), as successor in interest to Legends in Concert, Hawaii Limited Partnership, which was terminated on November 22, 1995.

                  WHEREAS, the members of R.B.L.S. are parties to an Operating Agreement, dated August 3, 1994 (the "Operating Agreement").

                  WHEREAS, R.B.L.S., as limited partner, and Silver State Property Management, Inc., a Nevada corporation, as general partner, formed R.B.L.S. Partnership (the "R.B.L.S. Partnership"), which operates a Legends In Concert production in Hawaii.

                  WHEREAS, pursuant to an Agreement dated on or about August 1, 1994, Stuart performs consulting services for R.B.L.S. and/or R.B.L.S. Partnership in connection with the Legends In Concert production in Hawaii (the "Consulting Services"), and receives therefor a weekly management consulting fee from R.B.L.S. and/or R.B.L.S. Partnership in the amount of $3,000 per week (the "Consulting Fee"), plus $1,000 in expense reimbursement per trip to Hawaii.

                  WHEREAS, Stuart desires that the Company complete a bridge financing with Whale Securities Co., L.P. as placement agent (the "Placement Agent") followed by an initial public offering to be underwritten by the Placement Agent.

                  WHEREAS, Stuart has entered into an Employment Agreement dated February 1, 1997 with the Company, as required by the Placement Agent in connection with the bridge financing and the proposed initial public offering.

                  WHEREAS, the Board of Directors of the Company has determined that Stuart's services to LVHE, R.B.L.S. and R.B.L.S. Partnership will not place him in a conflict of interest with his Employment Agreement on the condition that all monies received by Stuart for doing so are paid over to the Company.
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                  WHEREAS, the Placement Agent has required in connection with the bridge financing and the proposed initial public offering that Stuart make certain capital contributions to the Company in connection with the Board of Directors determination.

                  NOW, THEREFORE, in consideration of the foregoing and the agreements set forth below, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

                                    ARTICLE I

                              CAPITAL CONTRIBUTIONS

                  1.1 Contribution of LVHE Stock. Stuart and the Company hereby agree that Stuart shall make a capital contribution to the Company of all the shares of Common Stock of LVHE beneficially owned by Stuart (the "LVHE Shares"), which represents all of the issued and outstanding stock of LVHE, promptly, upon the request of the Company, after it is permissible to do so under the Operating Agreement without breaching any restriction or right of first refusal under the Operating Agreement, for which purpose Stuart may rely on an opinion of counsel that the contribution to the Company may be completed without breaching any restriction or right of first refusal under the Operating Agreement (the date of such contribution of the LVHE Shares shall be "Contribution Date").

                  1.2 Contribution of LVHE Income. Stuart hereby contributes, grants, conveys, assigns, transfers and delivers to the Company as a capital contribution all of Stuart's right, title and interest in and to any and all economic benefit derived by Stuart from LVHE and Stuart's ownership of the LVHE Shares. Stuart and the Company agree that the term "economic benefit" shall mean cash or other consideration or benefit actually received by Stuart, and, therefore, shall not include any amount for distributions made by R.B.L.S. to LVHE that are withheld or used for reimbursement by R.B.L.S, including amounts withheld to fund the defense of the Disputed Lawsuits (as defined in Section 5.1(b)).

                  1.3 Contribution of Consulting Fee. Stuart hereby contributes, grants, conveys, assigns, transfers and delivers to the Company as a capital contribution all of Stuart's right, title and interest in the Consulting Fee.

                  (a) Performance of Consulting Services. Stuart agrees to continue to perform the Consulting Services for R.B.L.S. and/or R.B.L.S. Partnership as an employee of the Company under the provisions of Stuart's Employment Agreement.
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                  (b) Expense Reimbursement. The Company will reimburse or make advances to Stuart for his reasonable costs and expenses in performing the Consulting Services. Stuart will remit to the Company any amounts he receives from R.B.L.S. and/or R.B.L.S. Partnership for the reimbursement of costs and expenses that were paid or reimbursed by the Company.

                                   ARTICLE II

                                VOTING AND ESCROW

                  2.1 Agreement to Vote. During the term of this Agreement, Stuart shall vote all of the LVHE Shares in the manner directed by the Company.

                  2.2 Irrevocable Proxy. In furtherance of the purposes of this Agreement, Shareholder shall deliver to the Company an irrevocable proxy in the form of Exhibit A to this Agreement (the "Irrevocable Proxy") upon the execution of this Agreement. The Irrevocable Proxy shall appoint the Company as Stuart's true and lawful attorney and proxy, with full power of substitution, for and in Stuart's name to vote and otherwise act with respect to all LVHE Shares at all annual, special, and other meetings of stockholders of LVHE (or by written consent in lieu thereof) and at any other time those shares are required to be, or may be, voted or acted upon.

                  2.3 Escrow of LVHE Shares. Stuart hereby appoints the Company as escrow agent, and the Company agrees to act as escrow agent, to hold the LVHE Shares in escrow on behalf of Stuart until the Contribution Date, at which time the LVHE Shares will be released from escrow.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         Stuart represents and warrants to the Company as follows:

                  3.1 Organization of LVHE. LVHE is a corporation validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under the Operating Agreement.

                  3.2 Capitalization of LVHE. The authorized equity securities of LVHE consist of 1,000 shares of common stock, no par value, of which 50 shares are issued and outstanding and constitute the LVHE Shares. Stuart is and will be on the Contribution Date the record and beneficial owner and holder of

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the LVHE Shares, free and clear of all liens, encumbrances or other impairments to title. The LVHE Shares have been duly authorized, validly issued and are fully paid and nonassessable. There are no contracts, agreements, obligations, promises or understandings of any kind relating to the LVHE Shares or to the issuance, sale or transfer of any securities of LVHE other than the Operating Agreement.

                  3.3 R.B.L.S. Interest. LVHE is and will be on the Contribution Date the record and beneficial owner and holder, free and clear of all liens, encumbrances or other impairments to title, of the R.B.L.S. Interest. The R.B.L.S. Interest represents 40% of the membership interests of R.B.L.S. and membership interests are the only issued and outstanding security of R.B.L.S.

                  3.4 Assets and Liabilities. LVHE has no assets, liabilities, contracts, agreements, obligations, promises or understandings of any kind other than the R.B.L.S. Interest and under the Operating Agreement.

                                   ARTICLE IV

                                    COVENANTS

                  4.1 Access and Investigation. Between the date of this Agreement and the Contribution Date, Stuart will and will cause LVHE to afford the Company and its representatives full and free access to LVHE's personnel, assets, contracts, books and records and other documents and data.

                  4.2 Operation of LVHE. Between the date of this Agreement and the Contribution Date, Stuart will and will cause LVHE to (a) conduct the business of LVHE only in the ordinary course of business of owning the R.B.L.S. Interest; (b) use best efforts to preserve intact the current business organization; (c) confer with the Company concerning operational matters of a material nature; and (d) otherwise report periodically to the Company concerning the status of the business and finances of LVHE.

                  4.3 Negative Covenants. Between the date of this Agreement and the Contribution Date, Stuart will not and will cause LVHE not to (a) take any action inconsistent with Section 4.2 above; (b) incur any liabilities or indebtedness; (c) acquire any assets; (d) sell, transfer, convey, assign, contribute, or otherwise transfer the LVHE Shares or any asset of LVHE, including the R.B.L.S. Interest; or (e) pledge, encumber or otherwise grant any right or interest in the LVHE Shares or any assets of LVHE, including the R.B.L.S. Interest.

                  4.4 Notification. Between the date of this Agreement and the Contribution Date, Stuart will and will cause LVHE to promptly notify the Company in writing if Stuart or LVHE becomes aware of any fact or condition that causes or constitutes a breach of Stuart's representations and warranties as of the date of this Agreement, or if Stuart or LVHE becomes aware of the occurrence after the date of this Agreement of any fact or condition that would cause or or constitute a breach of any representation or warranty or any covenant or condition of this Agreement.

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                                    ARTICLE V

                                 INDEMNIFICATION

                  5.1 Indemnification.

                  (a) From and after the date of this Agreement Stuart shall defend, indemnify and hold harmless the Company and its subsidiaries and each of their officers, directors or employees from, against and in respect of any and all damages, losses, deficiencies, liabilities, costs and expenses (including reasonable expenses of investigation and litigation and reasonable attorneys', accountants' and other professionals' fees and costs incurred in the investigation or defense thereof or the enforcement of rights hereunder), including consequential damages (collectively, "Damages"), resulting from or arising out of, directly or indirectly: (i) any breach of the representations and warranties of Stuart in this Agreement; (ii) any non-fulfillment of any agreement or covenant by Stuart in this Agreement.

                  (b) From and after the date of this Agreement, Stuart shall defend, indemnify and hold harmless the Company and its subsidiaries and each of their officers, directors or employees from, against and in respect of any and all Damages, resulting from or arising out of, directly or indirectly: any act, omission, obligation, or liability prior to the Contribution Date of LVHE, R.B.L.S. or the R.B.L.S. Partnership, or the other members of R.B.L.S. and their respective companies. The indemnification under this subsection (b) shall include the following lawsuits, and any additional lawsuits arising as a result of these lawsuits (the "Disputed Lawsuits"): Chris Akau, Ray Brooks, Walter Miura, et. al. vs. Las Vegas/Hawaii Entertainment, Inc. d.b.a. Legends in Concert, et. al. Civil No. 94-1878-05; Las Vegas/Hawaii Entertainment, Inc., et. al. vs. Ted Cook, Lorrin Lee, Lene Mualeave, Chandoor Mehra, et.al., Civil No. 94-2630-07; and Ted Cook, Mualeave Lene and Lorrin Lee, vs. Las Vegas/Hawaii Entertainment, Inc., Paul Revere, John Stuart and Marvin Silverman, in the Federal District Court Civil No. 95-00924.

                  (c) Liabilities arising out of, resulting from or relating to any matters described in this Section 5.1 are hereinafter referred to as "Liabilities."

                  5.2 Insurance Coverage. In the case of any Liability to be indemnified by Stuart hereunder which is covered by a policy of insurance, the Company shall cooperate with the insurers in the exercise of their rights to investigate, defend, or compromise the Company as may be required to retain the benefits of such insurance with respect to such Liability. Neither any failure to cooperate that does not cause any material damage to Stuart, nor any cooperation shall have any effect whatsoever on the obligations of Stuart to indemnify the Company.

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                  5.3 Control of Litigation. The Company shall promptly notify
Stuart of the commencement of any action, suit, or proceeding with respect to a Liability or the assertion of any Liability, in each case as to which indemnification is sought; provided, that the failure to provide such notice shall not release Stuart from any of its obligations to indemnify hereunder to the extent that such failure does not materially prejudice the rights of Stuart in his ability to defend such Liability. Stuart shall, at his own expense, assume or cause to be assumed the defense of any such Liability within thirty
(30) days after the Company shall have notified Stuart thereof. The Company, upon reasonable notice by Stuart or the person assuming the defense shall consult from time to time with respect to such Liability and provide Stuart or the person assuming the defense with any documents or other items or access to any witness which Stuart or the person assuming the defense deems in its reasonable judgment to be necessary in connection with the defense of such Liability, and Stuart shall pay or reimburse or cause to be paid or reimbursed, any reasonable out-of-pocket costs therefor. The Company may participate in the defense of any such Liability and employ separate counsel, at its own expense, unless such Investor Indemnitee shall have reasonably determined that counsel selected by Stuart or such person has a conflict of interest because of the availability of different or additional defenses to the Company in which case Stuart shall pay or cause to be paid the costs and expenses of counsel employed by the Company. Stuart and his insurers may, in their sole discretion, defend, settle, or compromise any such action, suit or proceeding; provided, that Stuart and its insurers shall be liable in respect of all Liabilities relating thereto (whether by payment of any judgment, settlement, amount or indemnity hereunder) and no settlement or compromise shall be entered into unless the Company is fully released or discharged from all such Liabilities. Participation by the Company in any such action, suit, or claim shall not constitute a waiver of the indemnification provided in this Article V. Nothing contained in this Article V shall be deemed to require the Company to contest any Liability or to assume responsibility for or control of any judicial proceeding with respect thereto.

                  5.4 Settlements. The Company shall not enter into a settlement or other compromise with respect to any Liability without the prior written consent of Stuart, which consent shall not be unreasonably withheld, unless the Company waives its right to be indemnified with respect to such Liability under this Article V.

                  5.5 Subrogation, Etc. To the extent that an Liability to be indemnified by Stuart under this Article V is in fact paid by Stuart or any other person, Stuart or such person shall be subrogated to the extent of such payment to the rights and remedies of the Company with respect to the transaction, event, or matter giving rise to such Liability. Should the Company receive any refund, in whole or in part, with respect to any Liability paid by Stuart or such person hereunder, it shall promptly pay over the amount refunded, together with any interest received with respect to such amount, to Stuart or such person.

                  5.6 Netting of Recoveries. In determining the amount of any indemnification or other recovery available to the Company under this Article V, with respect to any specific claim, such amount shall be reduced by any other amount the Company has recovered with respect to such claim.

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

                                   ARTICLE VI

                         SECURITY AND PLEDGE AGREEMENTS

                  6.1 Security and Pledge Agreement for Contribution of LVHE Shares . Stuart hereby agrees to secure his promises hereunder to contribute the LVHE Shares to the Company under Section 1.1 by entering into a Security and Pledge Agreement as of the date hereof.

                  6.2 Security and Pledge Agreement for Indemnity. Stuart hereby agrees to secure Stuart's obligation to provide indemnification under Article V by entering into a Security and Pledge Agreement as of the date hereof.

                                   ARTICLE VII

                                  MISCELLANEOUS

                  7.1 Entire Agreement. This Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter hereof and thereof.

                  7.2 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to applicable conflicts of law principles.

                  7.3 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

                  7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, by telecopy, or by registered or certified mail (postage prepaid return receipt requested) to the respective parties as follows:

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                  if to the Company

                           On Stage Entertainment, Inc.
                           4625 West Nevso Drive
                           Las Vegas, Nevada  89103
                           Telecopy: (702) 253-1122
                           Attention: Christopher Grobl, Esq.
                                          General Counsel and  Secretary


                  if to Stuart:

                           John W. Stuart
                           8213 Rancho Destino
                           Las Vegas, Nevada  89123

or to such other address as the party to whom notice is given may have previously furnished to the others in writing in the manner set forth above. Any notice or communication delivered in person shall be deemed effective on delivery. Any notice or communication sent by telecopy shall be deemed effective on the first business day at the place of which such notice or communication is received following the day on which such notice or communication was sent. Any notice or communication sent by registered or certified mail shall be deemed effective on the fifth business day at the place from which such notice or communication was mailed following the day in which such notice or communication was mailed.

                  7.5 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                  7.6 Binding Effect; Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors. This Agreement may not be assigned by any party hereto.

                  7.7 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

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

                  IN WITNESS WHEREOF, each of the parties has caused this Contribution Agreement to be executed on its behalf by its officers thereunto duly authorized on the day and year first above written.

                                        ON STAGE ENTERTAINMENT, INC.

                                        By: /s/ Kiran S. Sidhu
                                           -------------------------
                                        Name: Kiran S. Sidhu
                                        Title: SVP & CFO

                                           /s/ John W. Stuart
                                        ----------------------------
                                              John W. Stuart

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                                    EXHIBIT A
                            TO CONTRIBUTION AGREEMENT

                                IRREVOCABLE PROXY

STATE  OF NEVADA )
                 )  SS.
COUNTY OF CLARK  )

         This Irrevocable Proxy is given by John W. Stuart ("Shareholder"), the sole stockholder of Las Vegas/Hawaii Entertainment, Inc., a Nevada corporation ("LVHE") to On Stage Entertainment, Inc. (the "Proxyholder") pursuant to a Contribution Agreement of this same date between Stuart and Proxyholder (the "Contribution Agreement").

1.       Irrevocable Proxy.

                  a. Stuart irrevocably appoints the Proxyholder as Stuart's true and lawful attorney and proxy, with full power of substitution, for and in Stuart's name to vote and otherwise act with respect to all of the shares of stock of LVHE (the "LVHE Shares") at all annual, special, and other meetings of stockholders of LVHE (or by written consent in lieu thereof) and at any other time the LVHE Shares are required to be, or may be, voted or acted upon.

                  b. The appointment and proxy granted to the Proxyholder by
Section 1(a) of this Proxy is irrevocable and coupled with an interest and, except as otherwise provided in Section 2 of this Proxy, shall not terminate by operation of law, whether by reason of the death, bankruptcy, or adjudication of incompetency of Proxyholder or otherwise, or by the occurrence of any other event.

                  c. This Proxy relates to all voting rights (whether limited, fixed, or contingent) with respect to the LVHE Shares and does not relate to any other right incident to the ownership of the LVHE Shares (including, without limitation, the right to receive dividends and any other distributions on the LVHE Shares).

         2. Term. This Proxy shall terminate only upon the termination of the Contribution Agreement.

         3. Legend on Stock. Each certificate evidencing the LVHE Shares shall bear a conspicuous statement in substantially the following form:

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

                  The shares evidenced by this certificate are subject to a voting agreement and an irrevocable proxy (copies of which are available for inspection at the principal office of the company). The recipient of any interest in such shares shall be deemed to have agreed to and shall become bound by all of the provisions of said voting agreement and irrevocable proxy.

         4. Benefit and Burden. This Proxy shall be binding upon the Stuart, and shall inure to the benefit of Proxyholder, and his or her respective personal representatives, executors, administrators, legal representatives, devisees, distributees and heirs.

         5. Modifications. This Proxy may be modified, waived, discharged, or terminated only by an instrument in writing executed by Stuart and Proxyholder.

         6. Waiver. The failure of Stuart or Proxyholder, or both, to comply, or insist upon compliance, with any provision of this Proxy at any time shall not be deemed (a) to affect the validity or enforceability of this Proxy, (b) to be a waiver of any other provisions of this Proxy at that time, or (c) to be a waiver of that provision or any other provisions of this Proxy at any other time.

         7. Governing Law. This Proxy shall be governed by and construed under the laws of the State of Nevada, without reference to the conflict of laws principles of such State.

         8. Liability of Proxyholder. Proxyholder shall not be liable by reason of any act or omission to act by Proxyholder in connection with any of the rights specified in Section 1(a) of this Proxy, except for actual fraud, gross negligence, or criminal conduct.

         9. Proxy Binding upon Transferees. If, at any time or from time to time, any shares of capital stock of LVHE now or hereafter held by the Stuart are transferred to any party, the transferee shall take those shares pursuant to all provisions, conditions, and covenants of this Proxy, and, as a condition precedent to the transfer of those shares, the transferee shall become signatory to this Proxy or to a new irrevocable proxy in the same form and agree (for and on behalf of transferee, transferee's legal and personal representatives, and subsequent transferees and assigns of such shares) in writing to be bound by all provisions of this Proxy.

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         IN WITNESS WHEREOF, Stuart has executed this Irrevocable Proxy on the date indicated below Stuart's signature.

WITNESS:                                   JOHN W. STUART:


/s/ Kiran S. Sidhu                         /s/ John W. Stuart
-------------------------                  ------------------------------
                                           Name:  John W. Stuart
                                           Date:  February 25, 1997



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